Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253208 on Form S-3 and Registration Statement Nos. 333-192775, 333-192776, 333-236255, 333-253211, 333-262860 and 333-269697 on Forms S-8 of our reports dated November 21, 2023, relating to the financial statements of Aramark and the effectiveness of Aramark's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended September 29, 2023.

/s/ Deloitte & Touche LLP
Philadelphia, PA
November 21, 2023